UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________
FORM 8-K
_______________________

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 16, 2018
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Exact name of registrants as specified in
Commission	their charters, address of principal executive	IRS Employer
File Number	offices and registrants' telephone number	Identification Number
1-14465	IDACORP, Inc.	82-0505802
1-3198	Idaho Power Company	82-0130980
1221 W. Idaho Street
Boise, ID 83702-5627
(208) 388-2200
State or Other Jurisdiction of Incorporation: Idaho

Former name, former address and former fiscal year, if changed since last report: None.
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
□

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 16, 2018, Lonnie G. Krawl, Idaho Power Company's ("Idaho Power") Senior Vice President of Administrative Services and Chief Human Resources Officer, announced that he would retire from Idaho Power effective August 31, 2018. No elements of Mr. Krawl’s compensation or benefit arrangements were changed in connection with his announced retirement. In connection with Mr. Krawl’s retirement, Jeffrey Glenn, Idaho Power’s Vice President of Information Technology and Chief Information Officer, will assume many of Mr. Krawl's responsibilities and will assume the title of Vice President of Corporate Services and Chief Information Officer, effective June 2, 2018.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2018 Annual Meeting of Shareholders ("2018 Annual Meeting") of IDACORP, Inc. ("IDACORP") held on May 17, 2018, three proposals were submitted to shareholders as described in IDACORP's definitive proxy statement, dated April 2, 2018, relating to the 2018 Annual Meeting. The proposals and the results of the shareholder votes were as follows:

Proposal to elect ten directors for one-year terms	For	Withheld	Broker Non-Votes
Darrel T. Anderson	37,728,690	310,576	6,439,774
Thomas E. Carlile	37,819,480	219,785	6,439,774
Richard J. Dahl	37,720,690	318,576	6,439,774
Annette G. Elg	37,849,035	190,231	6,439,774
Ronald W. Jibson	37,811,082	228,184	6,439,774
Judith A. Johansen	37,473,688	565,577	6,439,774
Dennis L. Johnson	37,747,894	291,372	6,439,774
Christine King	37,424,881	614,385	6,439,774
Richard J. Navarro	37,810,224	229,042	6,439,774
Robert A. Tinstman	37,160,596	878,669	6,439,774
The nominations were made by the IDACORP Board of Directors. The nominees were current members of the IDACORP Board of Directors at the date of the 2018 Annual Meeting. All of IDACORP’s nominees were elected, with each nominee receiving a plurality of the votes cast. All members of the IDACORP Board of Directors are also members of the Idaho Power Company Board of Directors.

Advisory resolution to approve executive compensation	For	Against	Abstentions	Broker Non-Votes
	36,210,210	1,549,142	279,913	6,439,774
The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

Proposal to ratify the appointment of Deloitte & Touche LLP as IDACORP’s independent registered public accounting firm for the year ending December 31, 2018	For	Against	Abstentions	Broker Non-Votes
	43,453,290	953,227	72,522	—
The proposal was approved, with the votes cast in favor exceeding the votes cast against the proposal.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.
Dated:  May 21, 2018
IDACORP, INC.
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer

IDAHO POWER COMPANY
By:   /s/ Darrel T. Anderson
Darrel T. Anderson
President and Chief Executive Officer